EXHIBIT 10.133

PREPARED BY AND
UPON RECORDATION RETURN TO:

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, CA 90071
Attention:  Mark Osher

SDQ FEE, LLC
as Borrower

to

COMMONWEALTH LAND TITLE INSURANCE COMPANY,
as Trustee

for the benefit of

GERMAN AMERICAN CAPITAL CORPORATION,
 as Lender

___________________________

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND
SECURITY AGREEMENT AND FIXTURE FILING

___________________________
Dated:  As of September 9, 2010

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”) is given as of this 9th day of September, 2010, by SDQ FEE, LLC, a Delaware limited liability company, having its principal place of business at c/o Glimcher Properties Limited Partnership, 180 East Broad Street, 21st Floor, Columbus, Ohio 43215, as trustor (“Borrower”), to COMMONWEALTH LAND TITLE INSURANCE COMPANY, having an address at 2398 East Camelback Road, Suite 650, Phoenix, Arizona 85016, as trustee (“Trustee”) for the benefit of GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an address at 60 Wall Street, 10th Floor, New York, New York 10005, as beneficiary (together with its successors and assigns, “Lender”).

W I T N E S S E T H:

A.           This Deed of Trust is given to secure a loan (the “Loan”) in the principal sum of SEVENTY MILLION AND NO/100 DOLLARS ($70,000,000.00) or so much thereof as may be advanced pursuant to that certain Loan Agreement dated as of the date hereof between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), and evidenced by that certain Promissory Note dated the date hereof made by Borrower to Lender (such Note, together with all extensions, renewals, replacements, restatements or modifications thereof, being hereinafter referred to as the “Note”).  Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement.

B.           Borrower desires to secure the payment of the outstanding principal amount of the Loan together with all interest accrued and unpaid thereon and all other sums (including the Prepayment Fee) due to Lender in respect of the Loan and the Loan Documents (the “Debt”) and the performance of all of its obligations under the Note, the Loan Agreement and the other Loan Documents.

C.           This Deed of Trust is given pursuant to the Loan Agreement, and payment, fulfillment and performance by Borrower of its obligations thereunder and under the other Loan Documents are secured hereby, and each and every term and provision of the Loan Agreement, the Note, and that certain Assignment of Leases and Rents of even date herewith made by Borrower in favor of Lender delivered in connection with this Deed of Trust (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Assignment of Leases”),  including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Deed of Trust.

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Deed of Trust:

ARTICLE 1
GRANTS OF SECURITY

Section 1.1            Property Mortgaged.  Borrower does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey unto Trustee, in trust for the benefit of Lender and its successors and assigns, WITH POWER OF SALE, and creates a security interest in the following property, rights, interests and estates now owned or hereafter acquired by Borrower, but expressly excluding any right, title or interest of any Tenant (including Ground Tenant), any of Ground Tenant’s Sub-Tenants or any other Person (other than Borrower) (collectively, the “Property”):

(a)           Land.  The real property described in Exhibit A attached hereto and made a part hereof (the “Land”);

(b)           Additional Land.  All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage, deed of trust or otherwise be expressly made subject to the lien of this Deed of Trust;

(c)           Improvements.  The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land, if and only to the extent that any of the foregoing are owned by Borrower (collectively, the “Improvements”).  Notwithstanding the foregoing or anything else to the contrary in this Deed of Trust or any other Loan Document, Lender hereby acknowledges and agrees that so long as the Ground Lease remains in full force and effect, (i) Borrower currently holds the fee interest in the Land and landlord’s interest under the Ground Lease, and (ii) the Ground Tenant and/or Ground Tenant’s Sub-Tenants own all buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements currently located, or hereafter constructed by or at the direction of the Ground Tenant and/or any of Ground Tenant’s Sub-Tenants, on the Land (unless the Ground Lease expires or is terminated) (collectively, the “Ground Tenant Improvements”).  Lender further acknowledges and agrees that so long as the Ground Lease remains in full force and effect, (A) Borrower does not hold any right, title or interest in (and, for purposes of this Deed of Trust and each of the Loan Documents, shall be deemed to have no right, title or interest in) any of the Ground Tenant Improvements now or hereafter constructed on the Land (unless the Ground Lease expires or is terminated), and (B) no such Ground Tenant Improvements shall constitute or be deemed to constitute part of the “Improvements” or any of the “Property” or other collateral under this Deed of Trust or any other Loan Documents (in each case, unless the Ground Lease expires or is terminated);

(d)           Easements.  All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements (if any) and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements (if any) and every part and parcel thereof, with the appurtenances thereto;

(e)           Equipment.  All “equipment,” as such term is defined in Article 9 of the Uniform Commercial Code (as hereinafter defined), now owned or hereafter acquired by Borrower, which is used at or in connection with the Improvements (if any) or the Land or is located thereon or therein (including, but not limited to, all machinery, equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Borrower and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, if and only to the extent that Borrower holds any ownership interest in and to any of the foregoing (collectively, the “Equipment”).  Notwithstanding the foregoing or anything else to the contrary contained in this Deed of Trust or in any other Loan Document, “Equipment” shall not include any of the equipment or other items referenced in the immediately preceding sentence belonging to any Tenants (including, but not limited to, Ground Tenant) under any Leases (including, but not limited to, the Ground Lease), any Ground Tenant Sub-Tenants under any Ground Tenant Subleases or any other Person, except to the extent that Borrower shall have any ownership right or interest therein;

(f)           Fixtures.  All Equipment now owned, or the ownership of which is hereafter acquired (if any), by Borrower which is so related to the Land and Improvements (if any) that it is deemed fixtures or real property under the law of the particular state in which such Equipment is located, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Real Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements (if any) or the Land, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, plumbing, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Borrower’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof, if and only to the extent that Borrower holds any ownership interest in and to any of the foregoing (collectively, the “Fixtures”).  Notwithstanding the foregoing or anything else to the contrary contained in this Deed of Trust or in any other Loan Document, “Fixtures” shall not include any of the items described in the immediately preceding sentence belonging to any Tenants (including, but not limited to, Ground Tenant) under any Leases (including, but not limited to, the Ground Lease), any Ground Tenant Sub-Tenants under any Ground Tenant Subleases or any other Person, except to the extent that Borrower shall have any ownership right or interest therein;

(g)           Personal Property.  All furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, general intangibles, contract rights, accounts, accounts receivable, franchises, licenses, certificates and permits, and all other personal property of any kind or character whatsoever (as defined in and subject to the provisions of the Uniform Commercial Code), other than Fixtures, which are now or hereafter owned by Borrower and which are located within or about the Land and the Improvements, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof if and only to the extent that Borrower holds any ownership interest in and to any of the foregoing (collectively, the “Personal Property”), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (as amended from time to time, the “Uniform Commercial Code”), superior in lien to the lien of this Deed of Trust, and all proceeds and products of any of the above.  Notwithstanding the foregoing or anything else to the contrary contained in this Deed of Trust or in any other Loan Document, “Personal Property” shall not include any of the items described in the immediately preceding sentence belonging to any Tenants (including, but not limited to, Ground Tenant) under any Leases (including, but not limited to, the Ground Lease), any Ground Tenant Sub-Tenants under any Ground Tenant Subleases or any other Person, except to the extent that Borrower shall have any ownership right or interest therein;

(h)           Leases and Rents.  All Leases (including the Ground Lease) heretofore or hereafter entered into, whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. §101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”), all Rents, and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment and performance of the Obligations, including the payment of the Debt.  Notwithstanding the foregoing or anything else to the contrary contained in this Agreement or any Loan Document, Lender hereby acknowledges and agrees that so long as the Ground Lease Remains in full force and effect, no current or future Ground Tenant Subleases shall constitute (or be deemed to constitute) a “Lease” under this Deed of Trust or any of the other Loan Documents (unless the Ground Lease expires or is terminated);

(i)           Condemnation Awards.  All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to Borrower’s right title and interest in and to the Property, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such right), or for a change of grade, or for any other injury to or decrease in the value of the Property, only to the extent that Borrower is entitled to (or to the benefit of) any of the items described above under the terms of the Ground Lease;

(j)           Insurance Proceeds.  All proceeds in respect of Borrower’s right, title and interest in and to the Property under any insurance policies covering all or any portion of the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments or settlements made in lieu thereof, for damage to the Property;

(k)           Tax Certiorari.  All refunds, rebates or credits in connection with any  reduction in Taxes or Other Charges charged against the Property as a result of tax certiorari proceedings or any other applications or proceedings for reduction, but so long as the Ground Lease is in full force and effect, only to the extent that Borrower is entitled to (or to the benefit of) any of the items described above under the terms of the Ground Lease;

(l)           Rights.  The right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property, but so long as the Ground Lease is in full force and effect, if and only to the extent that Borrower holds such rights under the terms of the Ground Lease;

(m)         Agreements.  All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into by Borrower, and all rights of Borrower therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements (if any) or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Borrower thereunder.  Notwithstanding the foregoing or anything else to the contrary contained in this Deed of Trust or in any other Loan Document, Borrower is not granting to Lender or Trustee (and shall not be deemed to have granted to Lender or Trustee) any right, title, interest or security interest in or to any of the foregoing described agreements or items belonging to any Tenants (including, but not limited to, Ground Tenant) under any Leases (including, but not limited to, the Ground Lease), any Ground Tenant Sub-Tenants under any Ground Tenant Subleases or any other Person, except to the extent that Borrower shall have any right, title or interest therein;

(n)          Trademarks.  All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property, but if and only to the extent that Borrower holds any ownership interest in and/or to any of the above-described items.  Notwithstanding the foregoing or anything else to the contrary contained in this Deed of Trust or in any other Loan Document, Borrower is not granting to Lender or Trustee (and shall not be deemed to have granted to Lender or Trustee) any right, title, interest or security interest in or to any of the foregoing described items belonging to any Tenants (including, but not limited to, Ground Tenant) under any Leases (including, but not limited to, the Ground Lease), any Ground Tenant Sub-Tenants under any Ground Tenant Subleases or any other Person, except to the extent that Borrower shall have any ownership interest therein;

(o)          Accounts.  All reserves, escrows and deposit accounts maintained by Borrower with respect to the Property, including, without limitation, all accounts established or maintained pursuant to the Loan Agreement, the Cash Management Agreement, the Clearing Account Agreement or any other Loan Document, together with all deposits or wire transfers made to such accounts, and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time, and all proceeds, products, distributions, dividends and/or substitutions thereon and thereof, but only if and to the extent of Borrower’s right, title and interest therein.  Notwithstanding the foregoing or anything else to the contrary contained in this Deed of Trust or in any other Loan Document, Borrower is not granting to Lender or Trustee (and shall not be deemed to have granted to Lender or Trustee) any right, title, interest or security interest in or to any of the foregoing described items belonging to or maintained by any Tenants (including, but not limited to, Ground Tenant), any Ground Tenant Sub-Tenants or other Person, except to the extent that Borrower shall have any right, title or interest therein;

(p)          Uniform Commercial Code Property.  All documents, instruments, chattel paper and intangibles, as the foregoing terms are defined in the Uniform Commercial Code, and general intangibles relating to the Property, if and only to the extent that such above-described items are owned by Borrower.  Notwithstanding the foregoing or anything else to the contrary contained in this Deed of Trust or in any other Loan Document, Borrower is not granting to Lender or Trustee (and shall not be deemed to have granted to Lender or Trustee) any right, title, interest or security interest in or to any of the foregoing described items belonging to any Tenants (including, but not limited to, Ground Tenant) under any Leases (including, but not limited to, the Ground Lease), any Ground Tenant Sub-Tenants under any Ground Tenant Subleases or any other Person, except to the extent that Borrower shall have any right, title or interest therein;

(q)          Minerals.  All minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above Land, if and only to the extent owned by Borrower.  Notwithstanding the foregoing or anything else to the contrary contained in this Deed of Trust or in any other Loan Document, Borrower is not granting to Lender or Trustee (and shall not be deemed to have granted to Lender or Trustee) any right, title, interest or security interest in or to any of the foregoing described items belonging to any Tenants (including, but not limited to, Ground Tenant) under any Leases (including, but not limited to, the Ground Lease), any Ground Tenant Sub-Tenants under any Ground Tenant Subleases or any other Person, except to the extent that Borrower shall have any right, title or interest therein;

(r)           Proceeds.  All proceeds of any of the foregoing, including, without limitation, proceeds of insurance and condemnation awards, whether in cash or in liquidation or other claims, or otherwise; and

(s)           Other Rights.  Any and all other rights of Borrower in and to the items set forth in Subsections (a) through (r) above.

AND, without limiting any of the other provisions of this Deed of Trust, to the extent permitted by applicable law, Borrower expressly grants to Lender, as secured party, a security interest in the portion of the Property which is or may be subject to the provisions of the Uniform Commercial Code which are applicable to secured transactions; it being understood and agreed that the Improvements (if any) and Fixtures (if any) are part and parcel of the Land (the Land, the Improvements (if any) and the Fixtures (if any) collectively referred to as the “Real Property”) appropriated to the use thereof and, whether affixed or annexed to the Land or not, shall for the purposes of this Deed of Trust be deemed conclusively to be real estate and mortgaged hereby.

Section 1.2            Assignment of Rents.  Borrower hereby absolutely and unconditionally assigns to Lender all of Borrower’s right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only.  Nevertheless, subject to the terms of the Assignment of Leases, the Cash Management Agreement, and Section 7.1(h) of this Deed of Trust, Lender grants to Borrower a revocable license (which license may only be revoked upon the occurrence of an Event of Default) to collect, receive, use and enjoy the Rents.

Section 1.3            Security Agreement.  This Deed of Trust is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code.  The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property.  By executing and delivering this Deed of Trust, Borrower hereby grants to Lender, as security for the Obligations, a security interest in the Fixtures, the Equipment, the Personal Property and the other property constituting the Property to the full extent that the Fixtures, the Equipment, the Personal Property and such other property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called the “Collateral”).  If an Event of Default shall occur and be continuing, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral.  Upon request or demand of Lender after the occurrence and during the continuance of an Event of Default, Borrower shall, at its expense, assemble the Collateral and make it available to Lender at a convenient place (at the Land if tangible property) reasonably acceptable to Lender.  Borrower shall pay to Lender on demand any and all expenses, including reasonable attorneys’ fees and costs, incurred or paid by Lender in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral after the occurrence and during the continuance of an Event of Default.  To the extent permitted by law, any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Borrower in accordance with the provisions hereof at least thirty (30) Business Days prior to such action, shall, except as otherwise provided by applicable law, constitute reasonable notice to Borrower.  The proceeds of any disposition of the Collateral, or any part thereof, may, except as otherwise required by applicable law, be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.  The principal place of business of Borrower (Debtor) is as set forth on page one hereof and the address of Lender (Secured Party) is as set forth on page one hereof.

Section 1.4            Fixture Filing.  Certain of the Property may be or may become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, described or referred to in this Deed of Trust, and this Deed of Trust, upon being filed of record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement naming Borrower as the Debtor and Lender as the Secured Party filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures.

Section 1.5            Pledges of Monies Held.  Borrower hereby pledges to Lender any and all monies now or hereafter held by Lender or on behalf of Lender in connection with the Loan, including, without limitation, any sums deposited in the Accounts (as defined in the Cash Management Agreement) and the Net Proceeds, as additional security for the Obligations until expended or applied as provided in this Deed of Trust.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender and its successors and assigns, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay and perform the Obligations (including the payment of the Debt) at the time and in the manner provided in this Deed of Trust, the Note, the Loan Agreement and the other Loan Documents, and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, the Loan Agreement and the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void; provided, however, that Borrower’s obligation to indemnify and hold harmless Trustee and Lender pursuant to the provisions hereof shall survive any such payment or release.

ARTICLE 2
DEBT AND OBLIGATIONS SECURED

Section 2.1            Obligations.  This Deed of Trust and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Obligations, including, but not limited to, the Debt.

Section 2.2            Other Obligations.  This Deed of Trust and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (collectively, the “Other Obligations”):

(a)           the performance of all other obligations of Borrower contained herein;

(b)           the performance of each obligation of Borrower contained in the Loan Agreement and in each other Loan Document; and

(c)           the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement or any other Loan Document.

Section 2.3            Debt and Other Obligations.  Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively herein as the “Obligations.”

ARTICLE 3
BORROWER COVENANTS

Borrower covenants and agrees that throughout the term of the Loan:

Section 3.1            Payment of Debt.  Borrower will pay the Debt at the time and in the manner provided in the Loan Agreement, the Note and this Deed of Trust.

Section 3.2            Incorporation by Reference.  All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note, and (c) all and any of the other Loan Documents, are hereby made a part of this Deed of Trust to the same extent and with the same force as if fully set forth herein.

Section 3.3            Insurance.  Subject to the terms of the Loan Documents, Borrower shall obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to Borrower and the Property as required pursuant to the Loan Agreement.

Section 3.4            Maintenance of Property.  Borrower shall cause the Property (either directly or by causing the Ground Tenant under the Ground Lease) to be maintained in a good and safe condition and repair.  Subject to the terms of the Leases (including, but not limited to, the Ground Lease) and the Loan Documents, the Improvements, the Fixtures, the Equipment and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Fixtures, the Equipment or the Personal Property, tenant finish and refurbishment of the Improvements) without the written consent of Lender.  Subject to the terms of the Leases (including, but not limited to, the Ground Lease) and the Loan Documents, Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any Casualty, or become damaged, worn or dilapidated or which may be affected by any Condemnation, and shall complete and pay for any structure at any time in the process of construction or repair on the Land.

Section 3.5            Waste.  Subject to the terms of the Leases (including, but not limited to, the Ground Lease) and the Loan Documents, Borrower shall not commit or suffer any waste of the Property, or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or allow the cancellation of any Policy, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Deed of Trust.  Subject to the terms of the Leases (including, but not limited to, the Ground Lease) and the Loan Documents, Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.6            Payment for Labor and Materials.

(a)           Subject to Section 3.6(b) and (c) hereof and subject to the terms of the Loan Documents, Borrower (i) will promptly pay when due all bills and costs for labor, materials, professional services and specifically fabricated materials (“Labor and Material Costs”) contracted for by Borrower and incurred in connection with the Property, (ii) will not permit to exist beyond the due date thereof or will bond over in respect of the Property, or any part thereof, any Lien or security interest (other than the Permitted Encumbrances), even though inferior to the Liens and security interests created hereby and by the other Loan Documents, and (iii) will not permit to be created or exist in respect of the Property or any part thereof any other or additional Lien or security interest other than the Liens or security interests created hereby and by the other Loan Documents, except for the Permitted Encumbrances.

(b)           After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted at all times in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Labor and Material Costs, provided that: (i) no Event of Default has occurred and is continuing under the Loan Agreement, the Note, this Deed of Trust or any of the other Loan Documents; (ii) such proceeding shall suspend the collection of the Labor and Material Costs from Borrower and from the Property or Borrower shall have paid or bonded over all of the Labor and Material Costs under protest as recquired by applicable law; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder; (iv) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (v) unless paid or bonded over under protest, Borrower shall have furnished to Lender either (A) a cash deposit equal to 125% of the amount of such contested Labor and Material Costs, or (B) an indemnity bond reasonably satisfactory to Lender with a surety reasonably satisfactory to Lender, in the amount of such Labor and Material Costs, plus in either of the foregoing cases a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith; ((vi) such contest by Borrower shall not materially and adversely affect the ownership, use or occupancy of the Property; and (vii) such contest by Borrower shall not subject Lender or Borrower to civil or criminal liability (other than the civil liability of Borrower for the amount of the Labor and Material Costs in question plus interest).

(c)           Notwithstanding the foregoing, it shall not be a default under the terms and conditions of this Section 3.6 if, in respect of a mechanic’s or materialman’s lien recorded against the Property for Labor and Material Costs (each, a “Mechanic’s Lien”): (i) Borrower shall have provided Lender with written notice of such Mechanic’s Lien within ten (10) days of obtaining actual knowledge of the existence thereof; (ii) within ten (10) days of obtaining actual knowledge of the recording of any Mechanic’s Lien, Borrower shall have either: (A) posted a bond over such Mechanic’s Lien in accordance with applicable law, (B) caused such Mechanic’s Lien to be paid under protest or otherwise if permitted by applicable law, (C) paid a cash deposit equal to 125% of the amount of the Labor and Material Costs which are the subject of such Mechanic’s Lien, or (D) posted an indemnity bond reasonably satisfactory to Lender with a surety reasonably satisfactory to Lender, in the amount of the Labor and Material Costs which are the subject of such Mechanic’s Lien, plus in each instance a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith; (iii) no Event of Default shall have occurred and be continuing under the Loan Agreement, the Note, this Deed of Trust or any of the other Loan Documents; (iv) Borrower shall at all times diligently prosecute the discharge of such Mechanic’s Lien, and shall update Lender regarding the status of same from time to time upon Lender’s request; (v) neither the Property nor any part thereof nor any interest therein shall be in danger of being sold, forfeited, terminated, canceled or lost; (vi) Borrower shall preclude the collection of, or other realization upon, any contested amount from the Property or any revenues from or interest in the Property; (vii) such contest by Borrower shall not materially and adversely affect the ownership, use or occupancy of the Property, (viii) such contest by Borrower shall not subject Trustee, Lender or Borrower to civil or criminal liability (other than the civil liability of Borrower for the amount of the Lien in question plus interest); and (ix) Borrower has not consented to such Mechanic’s Lien.

Section 3.7            Performance of Other Agreements.  Borrower shall observe and perform each and every term, covenant and provision to be observed or performed by Borrower pursuant to the Loan Agreement and any other Loan Document.

ARTICLE 4
OBLIGATIONS AND RELIANCES

Section 4.1            Relationship of Borrower and Lender.  The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Agreement, the Note, this Deed of Trust or the other Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

Section 4.2            No Reliance on Lender.  The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower, as applicable, are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property.  Borrower is not relying on Lender’s expertise, business acumen or advice in connection with the Property.

Section 4.3            No Lender Obligations.

(a)           Notwithstanding the provisions of Subsections 1.1(h) and (m) or Section 1.2, this Deed of Trust shall not be construed so as to constitute Lender’s agreement to perform  or assumption of (i) any obligations under the Leases, or (ii) any obligations with respect to any other agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses or other documents.

(b)           By accepting or approving anything required to be observed, performed or fulfilled or to be given to Trustee or Lender pursuant to this Deed of Trust, the Loan Agreement, the Note or the other Loan Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, neither Trustee nor Lender shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender or Trustee.

Section 4.4            Reliance.  Borrower recognizes and acknowledges that (a) in accepting the Loan Agreement, the Note, this Deed of Trust and the other Loan Documents, Trustee and Lender are expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Article 3 of the Loan Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Trustee and Lender, (b) such reliance existed on the part of Trustee and Lender prior to the date hereof, (c) the warranties and representations are a material inducement to Lender in making the Loan, and (d) Lender would not be willing to make the Loan and accept this Deed of Trust in the absence of the warranties and representations as set forth in Article 3 of the Loan Agreement.

ARTICLE 5
FURTHER ASSURANCES

Section 5.1            Recording of Deed of Trust, Etc.  Borrower forthwith upon the execution and delivery of this Deed of Trust and thereafter, from time to time, will cause this Deed of Trust and any of the other Loan Documents creating a Lien or security interest or evidencing the Lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the Lien or security interest hereof upon, and the interest of Lender in, the Property.  Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Deed of Trust, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of any of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Deed of Trust, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of any of the foregoing documents, except where prohibited by law so to do.

Section 5.2            Further Acts, Etc.  Borrower will, at the cost of Borrower, and without expense to Trustee or Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or for filing, registering or recording this Deed of Trust, or for complying with all Legal Requirements.  Borrower, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements to evidence more effectively the security interest of Lender in the Property.  Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including, without limitation, such rights and remedies available to Lender pursuant to this Section 5.2.

Section 5.3            Changes in Tax, Debt, Credit and Documentary Stamp Laws.

(a)           If any law is enacted or adopted or amended after the date of this Deed of Trust which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any.  If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable.

(b)           Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Deed of Trust or the Debt.  If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.

(c)           If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Deed of Trust, or any of the other Loan Documents or shall impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

Section 5.4            Splitting of Deed of Trust.  Subject to the terms and conditions of the Loan Agreement, this Deed of Trust and the Note may, at any time until the same shall be fully paid and satisfied, at the sole election of Lender, be split or divided into two or more notes and two or more deeds of trust, in such denominations as Lender shall determine in its sole discretion (subject to the following sentence), each of which shall cover all or a portion of the Property to be more particularly described therein.  To that end, but subject to the terms and conditions of the Loan Agreement, Borrower, upon written request of Lender, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by the then owner of the Property, to Lender and/or its designee or designees, substitute notes and deeds of trust in such principal amounts, aggregating not more than the then unpaid principal amount of the Note, and containing terms, provisions and clauses similar to those contained herein and in the Note, and such other documents and instruments as may be required by Lender.

Section 5.5            Replacement Documents.  Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of the Note or such other Loan Document, Borrower will issue, in lieu thereof, a replacement Note or a replacement of such other Loan Document, dated as of the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and in the same form and substance.

ARTICLE 6
DUE ON SALE/ENCUMBRANCE

Section 6.1            Lender Reliance.  Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for the payment and performance of the Obligations, including the repayment of the Debt.  Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the payment and/or performance of the Obligations, including the repayment of the Debt, Lender can recover the Debt by a sale of the Property.

Section 6.2            No Transfer.  Borrower shall not permit or suffer any Transfer to occur except in accordance with the terms of the Loan Agreement.

ARTICLE 7
RIGHTS AND REMEDIES UPON DEFAULT

Section 7.1            Remedies.  If and to the fullest extent permitted by law, upon the occurrence and during the continuance of any Event of Default, Borrower agrees that Lender may at its option and by or through a trustee, nominee, assignee or otherwise (including, without limitation, the Trustee) take such action, without notice or demand, as Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Trustee and Lender:

(a)           declare the entire unpaid Debt to be immediately due and payable;

(b)           give such notice of default and of election to cause the Property to be sold as may be required by law or as may be necessary to cause Trustee to exercise the power of sale granted herein; Trustee shall then record and give such notice of Trustee’s sale as then required by law and, after the expiration of such time as may be required by law, may sell the Property at the time and place specified in the notice of sale, as a whole or in separate parcels as directed by Lender, or by Borrower to the extent required by law, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale, all in accordance with applicable law.  Trustee, from time to time, may postpone or continue the sale of all or any portion of the Property by public declaration at the time and place last appointed for the sale and no other notice of the postponed sale shall be required unless provided by applicable law.  Upon any sale, Trustee shall deliver its deed conveying the property sold, without any covenant or warranty, expressed or implied, to the purchaser or purchasers at the sale.  The recitals in such deed of any matters or facts shall be conclusive as to the accuracy thereof;

(c)           institute proceedings, judicial or otherwise, for the complete foreclosure of this Deed of Trust under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(d)           with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Deed of Trust for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Deed of Trust for the balance of the Obligations not then due, unimpaired and without loss of priority;

(e)           sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof, all as may be required or permitted by law; and, without limiting the foregoing:

(i) In connection with any sale or sales hereunder, Lender shall be entitled to elect to treat any of the Property which consists of (x) a right in action, or (y) any portion of the Property that can be severed from the Real Property covered hereby, or (z) any Improvements (without causing structural damage thereto), as if the same were personal property, and dispose of the same in accordance with applicable law, separate and apart from the sale of the Real Property.  Where the Property consists of Real Property, Personal Property, Equipment or Fixtures, whether or not such Personal Property or Equipment is located on or within the Real Property, Lender shall be entitled to elect to exercise its rights and remedies against any or all of the Real Property, Personal Property, Equipment and Fixtures in such order and manner as is now or hereafter permitted by applicable law;

(ii) Lender shall be entitled to elect to proceed against any or all of the Real Property, Personal Property, Equipment and Fixtures in any manner permitted under applicable law; and if Lender so elects pursuant to applicable law, the power of sale herein granted shall be exercisable with respect to all or any of the Real Property, Personal Property, Equipment and Fixtures covered hereby, as designated by Lender and Trustee, on behalf of Lender, is hereby authorized and empowered to conduct any such sale of any Real Property, Personal Property, Equipment and Fixtures in accordance with the procedures applicable to Real Property;

(iii) Should Lender elect to sell any portion of the Property which is Real Property or which is Personal Property, Equipment or Fixtures that the Lender has elected under applicable law to sell together with Real Property in accordance with the laws governing a sale of the Real Property, Lender shall give such notice of the occurrence of an Event of Default, if any, and its election to sell such Property, each as may then be required by law.  Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, subject to the terms hereof and of the other Loan Documents, and without the necessity of any demand on Borrower, Trustee, on behalf of Lender, at the time and place specified in the notice of sale, shall sell such Real Property or part thereof at public auction to the highest bidder for cash in lawful money of the United States.  Lender may from time to time, or cause Trustee to, postpone any sale hereunder by public announcement thereof at the time and place noticed for any such sale; and

(iv) If the Property consists of several lots, parcels or items of property, Lender shall, subject to applicable law, (A) designate the order in which such lots, parcels or items shall be offered for sale or sold, or (B) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner Lender designates.  Any Person, including Borrower or Lender, may purchase at any sale hereunder.  Should Lender desire that more than one sale or other disposition of the Property be conducted, Lender shall, subject to applicable law, cause such sales or dispositions to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Lender may designate, and no such sale shall terminate or otherwise affect the Lien of this Deed of Trust on any part of the Property not sold until all the Obligations have been satisfied in full.  In the event Lender elects to dispose of the Property through more than one sale, except as otherwise provided by applicable law, Borrower agrees to pay the costs and expenses of each such sale and of any judicial proceedings wherein such sale may be made;

(f)           institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, in the Loan Agreement or in the other Loan Documents;

(g)           recover judgment on the Note either before, during or after any proceedings for the enforcement of this Deed of Trust or the other Loan Documents;

(h)           apply for the appointment of a receiver (which receiver shall have all powers permitted to such party by applicable law), trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any guarantor or indemnitor with respect to the Loan or any Person otherwise liable for the payment of the Debt or any part thereof;

(i)           the license granted to Borrower under Section 1.2 hereof shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (vi) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vi) apply the receipts from the Property to the payment and performance of the Obligations (including, without limitation, the payment of the Debt), in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees and costs) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, Insurance Premiums and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

(j)           exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Fixtures, the Equipment and/or the Personal Property, or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Fixtures, the Equipment and the Personal Property, and (ii) request Borrower, at its sole cost and expense, to assemble the Fixtures, the Equipment and/or the Personal Property and make it available to Lender at a convenient place acceptable to Lender.  If and to the extent permitted by law, any notice of sale, disposition or other intended action by Lender with respect to the Fixtures, the Equipment and/or the Personal Property sent to Borrower in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Borrower;

(k)           apply any sums then deposited or held in escrow or otherwise by or on behalf of Lender in accordance with the terms of the Loan Agreement, this Deed of Trust or any other Loan Document to the payment of the following items in any order in its sole discretion:

(i)           Taxes and Other Charges (if and only to the extent not actually paid by Ground Tenant or any other Tenant);

(ii)          Insurance Premiums (if and only to the extent not actually paid by Ground Tenant or any other Tenant);

(iii)         Interest on the unpaid principal balance of the Note;

(iv)         Amortization of the unpaid principal balance of the Note; and/or

(v)          All other sums payable pursuant to the Note, the Loan Agreement, this Deed of Trust and the other Loan Documents, including, without limitation, the Prepayment Fee, if applicable, and advances made by Lender pursuant to the terms of this Deed of Trust;

(l)           pursue such other remedies as Lender and Trustee may have under applicable law; and/or

(m)         apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its sole discretion.

In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of Property, this Deed of Trust shall continue as a Lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

Section 7.2            Application of Proceeds.  The purchase money proceeds and avails of any disposition of the Property or any part thereof, or any other sums collected by Trustee or Lender pursuant to the Note, this Deed of Trust or the other Loan Documents, may be applied by Lender to the payment of the Obligations in such priority and proportions as Lender in its discretion shall deem proper, to the extent consistent with applicable law.

Section 7.3            Right to Cure Defaults.  Upon the occurrence and during the continuance of any Event of Default or if Borrower fails to make any payment or to do any act as herein provided, Lender may, but without any obligation to do so and without notice to or demand on Borrower, and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof.  Lender (or Trustee, as applicable) is authorized to enter upon the Property for such purposes, or appear in, defend or bring any action or proceeding to protect its interest in the Property or to foreclose this Deed of Trust or to collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees and expenses, to the extent permitted by law), with interest as provided in this Section 7.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand.  All such costs and expenses incurred by Lender and/or Trustee in remedying any Default or Event of Default or such failed payment or act or in appearing in, defending or bringing any such action or proceeding, as hereinabove provided, shall bear interest at the Default Rate, for the period beginning on the first day after notice from Lender that such cost or expense was incurred and continuing until the date of payment to Lender.  All such costs and expenses incurred by Lender and/or Trustee together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and to be secured by this Deed of Trust and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 7.4            Actions and Proceedings.  Lender shall have the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its sole discretion, decides should be brought to protect its interest in the Property.

Section 7.5            Recovery of Sums Required to be Paid.  Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for any Default or Event of Default by Borrower existing at the time such earlier action was commenced.

Section 7.6            Examination of Books and Records.  At reasonable times and upon reasonable notice (which may be given verbally), Lender, its agents, accountants and attorneys, shall have the right to examine the records, books and management and other papers of Borrower which reflect upon its financial condition, either at the Property or at any office regularly maintained by Borrower where such books and records are located.  Lender and its agents shall have the right to make copies and extracts from the foregoing records and other papers.  In addition, at reasonable times and upon reasonable notice (which may be given verbally), Lender, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Borrower pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Borrower where the books and records are located.  This Section 7.6 shall apply throughout the term of the Note and without regard to whether an Event of Default has occurred or is continuing.

Section 7.7            Other Rights, Etc.

(a)           The failure of Lender or Trustee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Deed of Trust.  Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (i) the failure of Lender or Trustee to comply with any request of Borrower or any guarantor or indemnitor with respect to the Loan to take any action to foreclose this Deed of Trust or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any Person liable for the Obligations or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Deed of Trust or the other Loan Documents.

(b)           It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for any decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured.  Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender’s possession.

(c)           Lender may resort for the payment and performance of the Obligations (including, but not limited to, the payment of the Debt) to any other security held by Lender in such order and manner as Lender, in its discretion, may elect.  Lender may take action to recover the Debt, or any portion thereof, or to enforce the Other Obligations or any covenant hereof, without prejudice to the right of Lender thereafter to foreclose this Deed of Trust.  The rights of Lender under this Deed of Trust shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others.  No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.  Lender and Trustee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 7.8            Right to Release Any Portion of the Property.  Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the Lien or priority of this Deed of Trust, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Debt shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and Lender may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder.  This Deed of Trust shall continue as a Lien and security interest in the remaining portion of the Property.

Section 7.9            Violation of Laws.  If the Property is not in full compliance with all Legal Requirements, Lender may impose additional requirements upon Borrower in connection herewith, including, without limitation, monetary reserves or financial equivalents.

Section 7.10           Recourse and Choice of Remedies.  Notwithstanding any other provision of this Deed of Trust or the Loan Agreement, including, without limitation, Section 11.22 of the Loan Agreement, Lender and the other Indemnified Parties (as hereinafter defined) are entitled to enforce the obligations of Borrower and any guarantor or indemnitor of the Loan contained in Sections 8.1, 8.2 and 8.3 herein and in Section 9.2 of the Loan Agreement without first resorting to or exhausting any security or collateral and without first having recourse to the Note or any of the Property, through foreclosure, exercise of a power of sale or acceptance of a deed in lieu of foreclosure or otherwise, and in the event Lender commences a foreclosure action against the Property, or exercises the power of sale pursuant to this Deed of Trust, Lender shall be entitled to pursue a deficiency judgment with respect to such obligations against Borrower and any guarantor or indemnitor with respect to the Loan, as applicable.  The provisions of Sections 8.1, 8.2 and 8.3 herein and Section 9.2 of the Loan Agreement are exceptions to any non-recourse or exculpation provisions in the Loan Agreement, the Note, this Deed of Trust and/or the other Loan Documents, and Borrower and any guarantor or indemnitor with respect to the Loan are fully and personally liable for the Obligations set forth in said Sections 8.1, 8.2 and 8.3 herein and in said Section 9.2 of the Loan Agreement.  The liability of Borrower with respect to the Obligations set forth in Sections 8.1, 8.2 and 8.3 herein and Borrower and any guarantor or indemnitor of the Loan with respect to the Obligations set forth in Section 9.2 of the Loan Agreement is not limited to the original principal amount of the Note.  Notwithstanding the foregoing, nothing herein shall inhibit or prevent Lender from foreclosing or exercising a power of sale pursuant to this Deed of Trust or exercising any other rights and remedies pursuant to the Loan Agreement, the Note, this Deed of Trust and/or the other Loan Documents, whether simultaneously with foreclosure proceedings or in any other sequence.  A separate action or actions may be brought and prosecuted against Borrower with respect to the Obligations set forth in Sections 8.1, 8.2 and 8.3 herein and Section 9.2 of the Loan Agreement, whether or not an action is brought against any other Person and whether or not any other Person is joined in such action or actions.  In addition, Lender shall have the right but not the obligation to join and participate in, as a party if it so elects, any administrative or judicial proceedings or actions initiated in connection with any matter addressed in the Environmental Indemnity.

Section 7.11            Right of Entry.  Upon reasonable notice (which may be given verbally) to Borrower, Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.

Section 7.12            Limitation on Remedies.  Notwithstanding anything to the contrary contained herein, the rights and remedies of Lender under this Article 7 shall be limited by and subject to applicable law.

ARTICLE 8
INDEMNIFICATION

Section 8.1             General Indemnification.  Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties for, from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including, but not limited to, reasonable attorneys’ fees and other costs of defense) (collectively, the “Losses”), imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) ownership of this Deed of Trust, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Obligations (including, but not limited to, the Debt) and the Note, the Loan Agreement, this Deed of Trust and/or any other Loan Document; (c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Deed of Trust or the Loan Agreement or the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any guarantor or indemnitor and/or any partner, member, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, non-use or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Borrower to perform or to be in compliance with any of the terms of this Deed of Trust; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Deed of Trust, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Deed of Trust is made; (i) any failure of the Property to be in compliance with any Legal Requirements; (j) the enforcement by any of the Indemnified Parties of the provisions of this Article 8; (k) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any Lease; (1) the payment of any commission, charge or brokerage fee to anyone claiming through Borrower (or any affiliate thereof) which may be payable in connection with the funding of the Loan; or (m) any misrepresentation made by Borrower in this Deed of Trust or in any other Loan Document.  Any amounts payable to Lender by reason of the application of this Section 8.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date any Loss is sustained by Lender until such amounts and any applicable interest are paid.  For purposes of this Article 8, the term “Indemnified Parties” means (A) Lender and any Person who is or will have been involved in the origination of the Loan, (B) any Person who is or will have been involved in the servicing of the Loan secured hereby, (C) any Person in whose name the encumbrance created by this Deed of Trust is or will have been recorded, (D) Persons who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold, have held or may hold a full or partial interest in the Loan secured hereby for the benefit of third parties), and (E) the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan, and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

Section 8.2            Deed of Trust and/or Intangible Tax.  Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Deed of Trust, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.

Section 8.3            ERISA Indemnification.  Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense and/or settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Section 4.2.13 of the Loan Agreement.

Section 8.4            Duty to Defend; Attorneys’ Fees and Other Fees and Expenses.  Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties.  Notwithstanding the foregoing, if the defendants in any such claim or proceeding include both Borrower and any Indemnified Party and Borrower and such Indemnified Party shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Parties that are different from or in addition to those available to Borrower, such Indemnified Party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party.  Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of the reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

ARTICLE 9
WAIVERS

Section 9.1            Waiver of Counterclaim.  To the extent permitted by applicable law, Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Deed of Trust, the Loan Agreement, the Note, any of the other Loan Documents or the Obligations.

Section 9.2            Marshalling and Other Matters.  To the extent permitted by applicable law, Borrower hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein.  Further, to the extent permitted by applicable law, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust on behalf of Borrower, and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Deed of Trust.

Section 9.3            Waiver of Notice.  To the extent permitted by applicable law, Borrower shall not be entitled to any notices of any nature whatsoever from Lender, except with respect to matters for which this Deed of Trust or the Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower, and except with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Deed of Trust does not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 9.4            Waiver of Statute of Limitations.  To the extent permitted by applicable law, Borrower hereby expressly waives and releases its right to plead any statute of limitations as a defense to the payment and performance of the Obligations (including, without limitation, the payment of the Debt).

Section 9.5            Waiver of Jury Trial.  BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND FOREVER WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST, WITH REGARD TO THE NOTE, THIS DEED OF TRUST OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  LENDER AND TRUSTEE ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

Section 9.6            Survival.  The indemnifications made pursuant to Article 8 herein and the representations and warranties, covenants, and other obligations arising under the Environmental Indemnity, shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by (a) any satisfaction, release or other termination of this Deed of Trust or any other Loan Document, (b) any assignment or other transfer of all or any portion of this Deed of Trust or any other Loan Document or Lender’s interest in the Property (but, in such case, such indemnifications shall benefit both the Indemnified Parties and any such assignee or transferee), (c) any exercise of Lender’s and/or Trustee’s rights and remedies pursuant hereto, including, but not limited to, foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Loan Agreement, the Note or any of the other Loan Documents, any transfer of all or any portion of the Property (whether by Borrower or by Lender following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), (d) any amendment to this Deed of Trust, the Loan Agreement, the Note or any other Loan Document, and/or (e) any act or omission that might otherwise be construed as a release or discharge of Borrower from the Obligations or any portion thereof.  Notwithstanding the foregoing, provided that Lender has not previously enforced its remedies against Borrower or Guarantor under the Loan Documents (including under the Guaranty) and the Borrower’s Obligations under the Loan Documents have been indefeasibly paid in full, the indemnifications made pursuant to this Article 8 shall terminate on the date which is 365-days following the date that such Obligations have been indefeasibly paid in full.

ARTICLE 10
EXCULPATION

The provisions of Section 11.22 of the Loan Agreement are hereby incorporated by reference into this Deed of Trust to the same extent and with the same force as if fully set forth herein.

ARTICLE 11
NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 11.6 of the Loan Agreement, except that if Notice is to be delivered to Trustee, it shall be delivered to such party at the address stated on the first page of this Deed of Trust.

ARTICLE 12
APPLICABLE LAW

Section 12.1            Governing Law; Jurisdiction; Service of Process.

(a)           THIS DEED OF TRUST WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY BORROWER AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE SECURED HEREBY WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS DEED OF TRUST AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, PRIORITY, VALIDITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO WITH RESPECT TO THE PROPERTY SHALL BE GOVERNED BY, AND CONSTRUED ACCORDING TO, THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER.  TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS DEED OF TRUST AND/OR THE OTHER LOAN DOCUMENTS, AND THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)           ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS DEED OF TRUST MAY, AT LENDER’S OPTION, BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  BORROWER DOES HEREBY DESIGNATE AND APPOINT

NATIONAL REGISTERED AGENTS, INC.
875 AVENUE OF THE AMERICAS, SUITE 501
NEW YORK, NY 10001

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.  BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.  NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION.

Section 12.2            Usury Laws.  Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed to constitute interest, the interest contracted for, charged or received by Lender shall never exceed the Maximum Legal Rate, (b) in calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender, and (c) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.

Section 12.3            Provisions Subject to Applicable Law.  All rights, powers and remedies provided in this Deed of Trust may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Deed of Trust invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.  If any term of this Deed of Trust or any application thereof shall be invalid or unenforceable, the remainder of this Deed of Trust and any other application of the term shall not be affected thereby.

ARTICLE 13
DEFINITIONS

Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust may be used interchangeably in the singular or plural form and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Lender” shall mean “Lender and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Deed of Trust,” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Lender or Trustee in protecting Lender’s interest in the Property, the Leases and/or the Rents and/or in enforcing its rights hereunder.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE 14
MISCELLANEOUS PROVISIONS

Section 14.1            No Oral Change.  This Deed of Trust, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party(ies) against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 14.2            Successors and Assigns.  This Deed of Trust shall be binding upon, and shall inure to the benefit of, Borrower and Lender and their respective successors and permitted assigns, as set forth in the Loan Agreement.

Section 14.3            Inapplicable Provisions.  If any provision of this Deed of Trust is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Deed of Trust, such provision shall be fully severable and this Deed of Trust shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Deed of Trust, and the remaining provisions of this Deed of Trust shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Deed of Trust, unless such continued effectiveness of this Deed of Trust, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 14.4            Headings, Etc.  The headings and captions of the various Sections of this Deed of Trust are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 14.5            Subrogation.  If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles and interests, if any, are not waived, but rather are continued in full force and effect in favor of Lender and are merged with the Lien and security interest created herein as cumulative security for the payment, performance and discharge of the Obligations (including, but not limited to, the payment of the Debt).

Section 14.6            Entire Agreement.  The Note, the Loan Agreement, this Deed of Trust and the other Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Obligations and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto.  Borrower hereby acknowledges that, except as incorporated in writing in the Note, the Loan Agreement, this Deed of Trust and the other Loan Documents, there are not, and were not, and no Persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, the Loan Agreement, this Deed of Trust and the other Loan Documents.

Section 14.7            Limitation on Lender’s Responsibility.  No provision of this Deed of Trust shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Lender, nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the Tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any Tenant, licensee, employee or stranger.  Nothing herein contained shall be construed as constituting Lender a “mortgagee in possession.”

Section 14.8            Recitals.  The recitals hereof are a part hereof, form a basis for this Deed of Trust and shall be considered prima facie evidence of the facts and documents referred to therein.

ARTICLE 15
TRUSTEE

Section 15.1            Certain Rights.  With the approval of Lender, Trustee shall have the right to take any and all of the following actions:  (i) to select, employ and consult with counsel (who may be, but need not be, counsel for Lender) upon any matters arising hereunder, including the preparation, execution and interpretation of the Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his or her agents or attorneys, (iii) to select and employ, in and about the execution of his or her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee (and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence or bad faith), and (iv) any and all other lawful action that Lender may instruct Trustee to take to protect or enforce Lender’s rights hereunder.  Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Trust Property for debts contracted for or liability or damages incurred in the management or operation of the Trust Property.  Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine.  Trustee shall be entitled to reimbursement for expenses incurred by Trustee in the performance of Trustee's duties hereunder and to reasonable compensation for such of Trustee's services hereunder as shall be rendered.  Borrower will, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and save and hold Trustee harmless against, any and all liability and expenses which may be incurred by Trustee in the performance of Trustee's duties.

Section 15.2            Retention of Money.  All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, and shall be segregated from any other moneys of Trustee.

Section 15.3            Successor Trustees.  Trustee may resign by the giving of notice of such resignation in writing to Lender.  If Trustee shall die, resign or become disqualified from acting in the execution of this trust, or if, for any reason, Lender, in Lender’s sole discretion and with or without cause, shall prefer to appoint a substitute trustee or multiple substitute trustees, or successive substitute trustees or successive multiple substitute trustees, to act instead of the aforenamed Trustee, Lender shall have full power to appoint a substitute trustee (or, if preferred, multiple substitute trustees) in succession who shall succeed (and if multiple substitute trustees are appointed, each of such multiple substitute trustees shall succeed) to all the estates, rights, powers and duties of the aforenamed Trustee.  Such appointment may be executed by any authorized agent of Lender, and if such Lender be a corporation and such appointment be executed on its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation.  Borrower hereby ratifies and confirms any and all acts which the aforenamed Trustee, or his or her successor or successors in this trust, shall do lawfully by virtue hereof.  If multiple substitute trustees are appointed, each of such multiple substitute trustees shall be empowered and authorized to act alone without the necessity of the joinder of the other multiple substitute trustees, whenever any action or undertaking of such substitute trustees is requested or required under or pursuant to this Deed of Trust or applicable law.  Any prior election to act jointly or severally shall not prevent either or both of such multiple substitute Trustees from subsequently executing, jointly or severally, any or all of the provisions hereof.

Section 15.4            Perfection of Appointment.  Should any deed, conveyance, or instrument of any nature be required from Borrower by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to Trustee or substitute Trustee such estates, rights, powers, and duties, then, upon request by Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Borrower.

Section 15.5            Succession Instruments.  Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its, his or her predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Lender or of the substitute trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in such Trustee's place.

Section 15.6            No Representation by Trustee or Lender.  By accepting or approving anything required to be observed, performed, or fulfilled or to be given to Trustee or Lender pursuant to the Loan Documents, including, without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, neither Trustee nor Lender shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Trustee or Lender.

Section 15.7            Joint and Several Liability.  Except as otherwise expressly provided for herein or in the other Loan Documents, if more than one person or entity is the "Borrower" hereunder, each is jointly and severally liable to perform the obligations of Borrower hereunder and all representations, warranties, covenants and agreements made by Borrower hereunder are joint and several.

ARTICLE 16
ARIZONA SPECIFIC PROVISIONS

Section 16.1            Principles of Construction.  In the event of any inconsistencies between the terms and conditions of this Article 16 and the other terms and conditions of this Deed of Trust, the terms and conditions of this Article 16 shall control and be binding.

Section 16.2            Improvement Districts.  Without obtaining the prior written consent of Lender, Borrower shall not consent to, or vote in favor of, the inclusion of all or any part of the Property in any “community facilities district” formed pursuant to the Community Facilities District Act, A.R.S. §48-701, et seq., as amended from time to time or any other improvement district.  Borrower shall immediately give notice to Lender of any notification or advice that Borrower may receive from any municipality or other third party of any intent or proposal to include all or any part of the Property in a community facilities district.  Lender shall have the right to file a written objection to the inclusion of all or any part of the Property in a community facilities district, or improvement district either in its own name or in the name of Borrower, and to appear at, and participate in, any hearing with respect to the formation of any such district.

Section 16.3            Receivership.  Upon appointment of a receiver, Borrower shall immediately deliver possession of all of the Property to such receiver.  Neither the appointment of a receiver for the Property by any court at the request of Lender or by agreement with Borrower nor the entering into possession of all or any part of the Property by such receiver shall constitute Lender a "mortgagee in possession" or otherwise make Lender responsible or liable in any manner with respect to the Property or the occupancy, operation or use thereof.  Borrower agrees that Lender shall have the absolute and unconditional right to the appointment of a receiver in any independent and/or separate action brought by Lender regardless of whether Lender seeks any relief in such action other than the appointment of a receiver (and such receiver shall have all powers and rights to the extent permitted by applicable law).  In that respect, Borrower waives any express or implied requirement under common law or A.R.S. §12-1241 that a receiver may be appointed only ancillary to other judicial or non-judicial relief.

Section 16.4            Foreclosure. To the extent permitted by law, in any action by Lender to recover a deficiency judgment for any balance due under the Note upon the foreclosure of this Deed of Trust or in any action to recover the obligations secured hereby, and as a material inducement to making the loan evidenced by the Note, Borrower acknowledges and agrees that the successful bid amount made at any judicial or non-judicial foreclosure sale, if any, shall be conclusively deemed to constitute the fair market value of the Property, that such bid amount shall be binding against Borrower in any proceeding seeking to determine or contest the fair market value of the Property and that such bid amount shall be the preferred alternative means of determining and establishing the fair market value of the Property. To the extent permitted by law, Borrower hereby waives and relinquishes any right to have the fair market value of the Property determined by a judge or jury in any action seeking a deficiency judgment or any action on the obligations secured hereby, including, without limitation, a hearing to determine fair market value pursuant to A.R.S. §12-1566, §33-814, §33-725 or §33-727.

Section 16.5            Borrower.  Borrower constitutes a “trustor” as defined in A.R.S. §33-801(11).

Section 16.6            Remedies. In addition to, and in no way in limitation of anything contained in this Deed of Trust, Lender shall be entitled to proceed as to both the real property and all personal or mixed property and all fixtures in accordance with Lender’s rights and remedies with respect to the real property as provided by A.R.S. § 47-9604(A) and (B).

Section 16.7            Security Agreement and Fixture Filing. This Deed of Trust constitutes a security agreement and a financing statement (fixture filing) and it is hereby recited (to the extent required by A.R.S. § 47-9502(B) and (C) because any portion of the Property may constitute fixtures) that this Deed of Trust is to be filed in the office where a mortgage on the real property would be recorded, which is the office of the Recorder of Maricopa County, Arizona.

Section 16.8            Power of Sale.  Should Lender elect to foreclose by exercise of the power of sale contained herein, Lender shall give such notice of default and of election to cause the Property to be sold as may be required by law or as may be necessary to cause Trustee to exercise the power of sale granted herein.  Trustee shall then record and give such notice of trustee's sale as then required by law and, after the expiration of such time as may be required by law, may sell the Property at the time and place specified in the notice of sale, as a whole or in separate parcels as directed by Lender at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale, all in accordance with applicable law.  Trustee, from time to time, may postpone or continue the sale of all or any portion of the Property by public declaration at the time and place last appointed for the sale.  No other notice of the postponed sale shall be required.  Upon any sale, Trustee shall deliver its deed conveying the property sold, without any covenant or warranty, express or implied, to the purchaser or purchasers at the sale.  The recitals in such deed of any matters or facts shall be conclusive as to the accuracy thereof.  Any person, including Trustee and Lender (but excluding Borrower), may purchase at the sale.  In the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Deed of Trust shall continue as a lien on the remaining portion of the Property.

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IN WITNESS WHEREOF, THIS DEED OF TRUST has been executed by Borrower as of the day and year first above written.

BORROWER:

SDQ FEE, LLC,
a Delaware limited liability company

By:          SDQ Fee Holdings, LLC,
a Delaware limited liability company,
its sole equity member

By:          Glimcher Properties Limited Partnership,
a Delaware limited partnership,
its sole member

By:          Glimcher Properties Corporation,
a Delaware corporation,
its sole general partner

By: /s/ Mark E. Yale
Name: Mark E. Yale Title: Executive Vice President, Chief Financial Officer and Treasurer

Acknowledgment

(SDQ Fee, LLC)

STATE OF_______________                 )
)
COUNTY OF _____________                 )

On _________________, 2010, before me, _________________________, a Notary Public in and for said State, personally appeared ________________________,  personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

___________________________________
Notary Public
My Commission Expires: ______________

EXHIBIT A

LEGAL DESCRIPTION

A portion of the Northwest quarter of Section 11 and the Southwest quarter of Section 2, Township 3 North, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, being described as follows:

COMMENCING at a City of Scottsdale brass cap found at the monumented intersection of 73rd Street and Butherus Road, as recorded in Thunderbird Industrial Airpark No. 3-A, in Book 160 of maps, page 8, records of Maricopa County, Arizona, from which a City of Scottsdale brass cap in a handhole found at the monumented intersection of Butherus Road and Scottsdale Road, as shown on said Thunderbird Industrial Airpark No, 3-A, bears North 88 degrees 51 minutes 18 seconds West, 1,054.98 feet; Thence along the monumented centerline of Butherus Road, North 88 degrees 51 minutes 18 seconds West, 370.07 feet; thence North 01 degree 08 minutes 42 seconds east 50.00 feet to a point on a line 50.00 feet North of and parallel with said centerline of Butherus Road and the TRUE POINT OF BEGINNING;

Thence along said parallel line, north 88 degrees 51 minutes 18 seconds West, 594.92 feet to a point of curvature having a radius of 25.00 feet;

Thence Northwesterly, 39.26 feet along the arc of said curve concave to the Northeast, through a central angle of 89 degrees 59 minutes 18 seconds to a point on a line 65.00 feet East of and parallel with the monumented centerline of Scottsdale Road;

Thence along last said parallel line, North 01 degrees 08 minutes 00 seconds East, 941.49 feet to a point of curvature having a radius of 20.00 feet;

Thence Northeasterly, 30.95 feet along the arc of said curve concave to the Southeast, through a central angle of 88 degrees 40 minutes 15 seconds, to a point of reverse curvature having a radius of 2,065.00 feet, also being 65.00 feet South of and parallel with the monumented centerline of Greenway-Hayden Loop as shown on the Scottsdale Research park Map of Dedication, recorded as Book 259 of Maps, page 38, and Affidavit Document No. 88-0350648, records of Maricopa County, Arizona;

Continued...

Exhibit A - 1

Thence along last said parallel curve, Easterly, 591.35 feet along the arc of said curve concave to the North, through a central angle of 16 degrees 24 minutes 28 seconds;

Thence South 16 degrees 36 minutes 13 seconds east, 40.25 feet to a point of curvature having a radius of 150.00 feet;

Thence Southerly, 46.47 feet along said curve concave to the west through a central angle of 17 degrees 44 minutes 55 seconds;

Thence South 01 degrees 08 minutes 42 seconds West, 1000.15 feet to the TRUE POINT OF BEGINNING.

EXCEPT that portion of land dedicated as right of way as shown on the map of Dedication for Scottsdale Quarter, recorded February 4, 2009 in Book 1020 of Maps, Page 26, and Certificate of Correction, recorded in Document No. 2010-0316769, in the records of Maricopa County, Arizona.

Exhibit A - 2